Annaly Capital Management, Inc.
DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934
As of December 31, 2022, Annaly Capital Management, Inc. (“Annaly” or the “Company”) had four classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
•common stock, $0.01 par value per share;
•6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series F Preferred Stock”);
•6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series G Preferred Stock”); and
•6.750% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series I Preferred Stock”).
Each of the Company’s securities registered under Section 12 of the Exchange Act are listed on The New York Stock Exchange.
Description of Equity Securities
The following description of the terms of our equity securities is only a summary. This summary is not complete and is qualified by the provisions of our charter and bylaws, which have been filed with the U.S. Securities and Exchange Commission (the “SEC”) and incorporated by reference herein, and the Maryland General Corporation Law (the “MGCL”).
Authorized Stock
As of January 1, 2023, our charter provides that the total number of shares of stock of all classes which we have the authority to issue is 3,000,000,000 shares of capital stock, consisting of 2,936,500,000 shares of our common stock, 28,800,000 shares of Series F Preferred Stock, 17,000,000 shares of Series G Preferred Stock, and 17,700,000 shares of Series I Preferred Stock. The aggregate par value of all shares of stock having par value is $30,000,000.
Our Board of Directors (the “Board”) may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of such shares of stock.
Classification or Reclassification of Common Stock or Preferred Stock
Our charter authorizes our Board to reclassify any unissued shares of stock into other classes or series of shares, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations, and restrictions on ownership, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series.

Restrictions on Ownership and Transfer
To assist us in qualifying as a real estate investment trust (a “REIT”), among other purposes, our charter prohibits anyone from acquiring or holding, directly or constructively, ownership of 9.8% or more, in number of shares or value, of any class of our outstanding capital stock. We refer to this restriction as the “9.8% ownership limit.” For this purpose, the term “ownership” generally means either direct ownership or constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Internal Revenue Code of 1986, as amended (the “Code”), as modified in Section 856(h) of the Code.
The constructive ownership provisions of Section 544 of the Code generally (a) attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries; (b) attribute ownership of securities owned by family members to other members of the same family; and (c) set forth rules for attributing securities constructively owned by one person to another person. To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owning not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit.
Any transfer of shares of capital stock that would cause us to be disqualified as a REIT or that would (a) create a direct or constructive ownership of shares of capital stock in excess of the 9.8% ownership limit, (b) result in the shares of capital stock being beneficially owned (within the meaning of Section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in us being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee (the “purported transferee”) will acquire no rights to those shares. These restrictions on transferability and ownership will not apply if our Board determines that it is no longer in our best interests to attempt to, or to continue to, qualify as a REIT.
Any purported transfer of shares of capital stock that would result in a purported transferee owning (directly or constructively) shares of capital stock in excess of the 9.8% ownership limit due to the unenforceability of the transfer restrictions described above will constitute “excess securities.” Excess securities will be transferred by operation of law to a trust that we will establish for the exclusive benefit of a charitable organization or charitable organizations (the “charitable beneficiary”), until such time as the trustee of the trust retransfers the excess securities. The trustee will be a banking institution designated by us that is not affiliated with the purported transferee or us. While the excess securities are held in trust, the purported transferee will not be entitled to vote or to share in any dividends or other distributions with respect to the securities. Subject to the 9.8% ownership limit, excess securities may be transferred by the trust to any person (if such transfer would not result in excess securities). Upon such a transfer, the purported transferee shall receive a price for such excess securities equal to the lesser of (i) the price per share such purported transferee paid in the transfer that resulted in the excess securities (or, if the purported transferee did not give value for such excess securities (such as through a gift, devise or other transaction), a price per share equal to the Market Price (as defined in our charter) for the excess securities on the date of the purported transfer that resulted in the excess securities), or (ii) the price per share for the excess securities received by the trust from the sale or other disposition of the excess securities to the new owner, at which point the excess securities will automatically cease to be excess securities.
Upon a purported transfer of excess securities, the purported transferee will cease to be entitled to distributions, voting rights and other benefits with respect to the shares of capital stock except the right to payment of the purchase price for the shares of capital stock on the retransfer of securities as provided above. Any dividend or distribution paid to a purported transferee on excess securities prior to our discovery that shares of capital stock have been transferred in violation of our charter shall be paid to the trust for the exclusive benefit of the charitable beneficiary. If any of the transfer restrictions in our charter are determined to be void, invalid or unenforceable by a court of competent jurisdiction, then the purported transferee of any excess securities may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess securities and to hold the excess securities on our behalf. All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.
Any person who acquires shares in violation of our charter, or any person who is a purported transferee such that excess securities results, must immediately give written notice or, in the event of a proposed or attempted transfer that would be void as set forth above, give at least 15 days’ prior written notice to us of such event and shall provide us such other information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT. In addition, every record owner of more than 5.0% of the number or value of our outstanding shares of capital stock must send us an annual written notice by January 30 stating the name and address of the record owner, the number of shares beneficially owned and describing how the shares are held. Further, each beneficial owner and each person (including the stockholder of record) who is holding stock for a beneficial owner is required to disclose to us in information with respect to the direct and constructive ownership of shares as we may reasonably request in order to comply with the REIT provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.
Notwithstanding the above, our Board may increase or decrease the 9.8% ownership limit unless, after giving effect to any increased ownership limit, five or fewer persons could beneficially own, in the aggregate, more than 50% in value of the shares of our capital stock then outstanding. In addition, to the extent consistent with the REIT provisions of the Code, our Board may, upon receipt of a ruling from the IRS or an opinion of our tax advisor or other documents or evidence satisfactory to our Board and upon such other conditions as our Board may direct, waive the 9.8% ownership limit for a purchaser of our stock.
The provisions described above may inhibit market activity and may delay, defer or prevent a change in control or other transaction and the resulting opportunity for the holders of our capital stock to receive a premium for their shares that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8%, in number of shares or value, of the outstanding shares of any class or series of our capital stock.
Certain Provisions of Maryland Law and of Our Charter and Bylaws
We have summarized certain terms and provisions of our charter and bylaws and the MGCL. This summary is not complete and is qualified by the provisions of our charter and bylaws, which are filed with the SEC and incorporated by reference herein, and the MGCL.
Number of Directors; Vacancies and Removal of Directors
    Our charter and bylaws provide that the number of directors we have may be established only by a majority of our Board of directors and may not be fewer than the minimum number required by the MGCL. Pursuant to our bylaws, the number of directors may not be more than 15. All directors will be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify. Our bylaws also provide that, except in the case of a vacancy, a majority of our Board must (i) meet the independence requirements under the rules and regulations of the New York Stock Exchange as in effect from time to time and (ii) not be an officer, member or employee of the Company.
Our bylaws provide that any vacancy on our Board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum; provided, however, that, pursuant to Maryland law, stockholders will have the concurrent power to elect a director to fill a vacancy resulting from the removal of a director by a vote of the stockholders. Any vacancy on our Board created by an increase in the number of directors may be filled by a majority of the entire Board. Pursuant to the MGCL, a director may be removed at any time, with or without cause, upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors.
Limitation of Liability and Indemnification of Directors and Officers
The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services; or (2) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter provides for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law from time to time.
The MGCL requires us (unless our charter were to provide otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or threatened to be made a party or witness by reason of their service in those or certain other capacities unless it is established that:
•the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
The MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that a personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
To the maximum extent permitted by Maryland law, our charter and bylaws obligate us to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:
•as a director or officer of us; or
•while a director or officer and at our request, as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us, with the approval of our Board, to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of ours or any of our predecessors.
Exclusive Forum
Our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of any duty owed by any director or officer or other employee of ours to us or our stockholders, (3) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the MGCL or the our charter or our bylaws, or (4) any other action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine.
Maryland Business Combination Act
The MGCL establishes special requirements for “business combinations” between a Maryland corporation and “interested stockholders” unless exemptions are applicable. An interested stockholder is defined as (i) any person who beneficially owns 10% or more of the voting power of a corporation’s then outstanding voting stock or (ii) an affiliate or associate of the corporation who, at any time within the two-year period immediately before the date in question, was the beneficial owner of 10% or more of the voting power of the corporation’s then outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between a corporation and an interested stockholder unless the corporation’s board of directors approves the transaction prior to the party becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder. The law also requires a supermajority stockholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:
•80% of the votes entitled to be cast by holders of outstanding voting shares; and

•two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The MGCL permits various exemptions from its provisions, including business combinations that are exempted by our Board before the time that the interested stockholder becomes an interested stockholder. Pursuant to the MGCL, we have elected not to be governed by the Maryland business combination statute. We made this election by opting out of this statute in our charter. If, however, we amend our charter to opt back in to the statute, which amendment would be subject to stockholder approval, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.
Maryland Control Share Acquisition Act
Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of the other stockholders. Two-thirds of the shares eligible to vote must vote in favor of granting the “control shares” voting rights.
Shares held by (i) the person who has made or proposes to make such acquisition, (ii) any officer of the corporation and (iii) any employee of the corporation who is also a director of the corporation are not eligible to vote. “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third of all voting power;
•one-third or more but less than a majority of all voting power; or
•a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval . A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses and making an “acquiring person statement” as described in the MGCL), he or she may compel our Board to call a special meeting of stockholders to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders’ meeting.
If voting rights are not approved at a meeting of stockholders, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:
•the last control share acquisition; or

•if we hold a meeting where stockholders consider and do not approve voting rights of the control shares, as of the date of such meeting.
If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may obtain rights as objecting stockholders and, thereunder, exercise appraisal rights. This means that stockholders would be able to force us to redeem such stock for fair value. Under Maryland law, the fair value may not be less than the highest price per share paid in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of dissenters’ rights would not apply in the context of a control share acquisition. The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.
Amendment to Charter and Bylaws
Except as provided in the MGCL, amendments to our charter must be advised by our Board and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our bylaws may be amended by our Board or by the affirmative vote of our stockholders entitled to cast a majority of the votes entitled to be cast on the matter.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:
•a classified board;
•a two-thirds vote requirement for removing a director;
•a requirement that the number of directors be fixed only by vote of the directors;
•a requirement that a vacancy on the board be filled only by a vote of the remaining directors (whether or not they constitute a quorum) and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or
•a majority requirement for the calling of a special meeting of stockholders.
Although we have not specifically elected to be subject to any of the provisions of Subtitle 8, through provisions in our bylaws unrelated to Subtitle 8, we (1) require, unless called by the chair of our Board, our chief executive officer, our president or our Board, the request of stockholders entitled to cast not less than 25% of all the votes entitled to be cast at the meeting to call a special meeting of stockholders, and (2) allow a majority of our Board to fix the number of directors without stockholder approval.
Meetings of Stockholders

Under our bylaws and pursuant to Maryland law, annual meetings of stockholders will be held each year at a date and at the time and place determined by our Board. Special meetings of stockholders may be called by our Board, the chair of our Board, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast not less than 25% of all the votes entitled to be cast on such matter at such meeting, or upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting if the request is to consider a substantially similar matter that was voted on at any special meeting in the preceding twelve months, in each case who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder or stockholders must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.
Advance Notice of Director Nominations and New Business
Our bylaws provide that:
•with respect to an annual meeting of stockholders, nominations of individuals for election to our Board and the proposal of business to be considered by stockholders at the annual meeting may be made only:
opursuant to our notice of the meeting;
oby or at the direction of our Board; or
oby a stockholder who was a stockholder of record at the record date set by our Board for the meeting, at the time of giving of the notice of the meeting and at the time of the annual meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws; and
•with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the special meeting of stockholders, and nominations of individuals for election to our Board may be made only:
oby or at the direction of our Board;
oby a stockholder that has requested a special meeting be called for the purpose of electing directors in compliance with our bylaws; or
oprovided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our Board for the meeting, at the time of giving of the notice required by our bylaws and at the time of the meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our Board and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our Board, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our Board the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our Board or to approve its own proposal.
Description of Common Stock
The following description of the terms of our common stock is only a summary. This summary is not complete and is qualified by the provisions of our charter and bylaws, which have been filed with the SEC and incorporated by reference herein, and the MGCL.
General
Our charter provides that we may issue up to 2,936,500,000 shares of our common stock. All of the outstanding shares of the common stock are duly authorized, fully paid and nonassessable.
Voting
Subject to our charter restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock, including the Series F Preferred Stock, Series G Preferred Stock and Series I Preferred Stock, each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Cumulative voting in the election of directors is not permitted. Each nominee for director shall be elected by a majority of the votes cast. A majority of the votes cast means the affirmative vote of a majority of the total votes cast “for” and “against” such nominee. Notwithstanding the foregoing, a nominee for director shall be elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected. If an incumbent director fails to receive the required vote for re-election, under our current bylaws our Board is required to publicly disclose whether it has requested and accepted the resignation of such director and, if applicable, its decision regarding any tendered resignation and its rationale.
Dividends; Liquidation; Other Rights
Holders of our common stock are entitled to receive dividends if and when authorized by our Board and declared by us out of legally available funds. The right of holders of our common stock to receive dividends is subordinate to the rights of holders of our preferred stock or other senior securities. If we liquidate, dissolve or wind-up, our holders of common stock will share ratably in all of our assets remaining after the payment of all of our liabilities and the payment of all liquidation and other preference amounts to holders of our preferred stock and other senior securities. Holders of our common stock have no preemptive or other subscription rights, and there are no conversion rights, or redemption or sinking fund provisions, relating to the shares of common stock.
Listing
The Company’s common stock is listed on The New York Stock Exchange under the trading symbol “NLY.”

Transfer Agent and Registrar
Computershare Inc. is the transfer agent and registrar for our common stock.
Description of the Series F Preferred Stock
The description of certain terms of the Series F Preferred Stock in this exhibit does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, the articles supplementary for Series F Preferred Stock, our bylaws and Maryland law. In this section, (i) our “Junior Stock” means our common stock and any class or series of stock we may issue in the future that by its terms ranks junior to the Series F Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution, or winding up, (ii) our “Parity Stock” means our Series G Preferred Stock, our Series I Preferred Stock, and any other class or series of stock issued by us from time to time that by its terms ranks on parity with the Series F Preferred Stock, Series G Preferred Stock and Series I Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, and (iii) our “Senior Stock” means any class or series of stock we may issue in the future that by its terms ranks senior to the Series F Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term “stock” does not include any convertible or exchangeable debt securities we may issue in the future.
General
Pursuant to our charter, our Board and a committee of the Board classified and designated 28,800,000 shares of the Series F Preferred Stock. Our Board may, without the approval of holders of Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock or our common stock, designate additional classes or series of authorized preferred stock ranking junior to or on parity with the Series F Preferred Stock or designate additional shares of the Series F Preferred Stock and authorize the issuance of such shares.
Listing
The Series F Preferred Stock is listed on the New York Stock Exchange under the symbol “NYL.F”.
Transfer Agent and Registrar
The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series F Preferred Stock is Computershare Inc.
Maturity
The Series F Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series F Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series F Preferred Stock.
Ranking
The Series F Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•senior to all classes or series of our common stock and any other Junior Stock we may issue;
•on a parity with our Parity Stock;
•junior to any Senior Stock we may issue; and
•effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.
Dividends
Holders of shares of the Series F Preferred Stock are entitled to receive, when, as and if authorized by our Board and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series F Preferred Stock from and including the date of original issuance to, but not including, September 30, 2022 (the “Fixed Rate Period”) will be 6.95% of the $25.00 per share liquidation preference per annum (equivalent to $1.7375 per annum per share). On and after September 30, 2022 (the “Floating Rate Period”), dividends on the Series F Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of 4.993%. Dividends on the Series F Preferred Stock will accumulate daily and be cumulative from, and including, the date of original issue and will be payable quarterly in arrears on the last day of each March, June, September and December (each, a “dividend payment date”); provided that if any dividend payment date is not a business day, as defined in the articles supplementary classifying and designating the Series F Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date. No interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series F Preferred Stock, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.
For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us, as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:
•LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or
•if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If fewer than three New York City banks selected by us do not quote rates in the manner described above, the Three-Month LIBOR Rate for the applicable Dividend Period will be the same as for the immediately preceding Dividend Period, or, if there was no such Dividend Period, the dividend shall be calculated at the dividend rate in effect for the immediately preceding Dividend Period.
“Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.
“Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series F Preferred Stock to, but excluding, December 31, 2017.
“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
No dividends on shares of Series F Preferred Stock may be authorized by our Board or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
Notwithstanding the foregoing, dividends on the Series F Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series F Preferred Stock which may be in arrears, and holders of

Series F Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series F Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future dividends on our common stock and preferred stock, including the Series F Preferred Stock, will be at the discretion of our Board and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our Board deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series F Preferred Stock or what the actual dividends will be for any future period.
Except as noted below, unless full cumulative dividends on the Series F Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or our Parity Stock and no other distribution may be declared or made upon our common stock or other Junior Stock or our Parity Stock. In addition, our common stock and other Junior Stock or Parity Stock we may issue may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to an exchange offer made on the same terms to all holders of Series F Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, including in order to preserve our qualification as a REIT, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Stock and our Parity Stock, all dividends declared upon the Series F Preferred Stock and such Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series F Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series F Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series F Preferred Stock which may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series F Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of common stock or other Junior Stock we may issue; and the holders of Series F Preferred Stock will not be entitled to any further payment.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and any other Parity Stock we may issue, then the holders of Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and such other Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series F Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under Maryland law with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series F Preferred Stock will not be added to our total liabilities.
Redemption
The Series F Preferred Stock is not redeemable by us prior to September 30, 2022, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit) and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined herein).
Optional Redemption. On and after September 30, 2022, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series F Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the shares of Series F Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series F Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.
A “Change of Control” is deemed to occur when, after the original issuance of the Series F Preferred Stock, the following have occurred and are continuing:

•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.
Redemption Procedures. In the event we elect to redeem Series F Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given to each holder of record of Series F Preferred Stock called for redemption at such holder’s address as it appears on our stock records and will state the following:
•the redemption date;
•the number of shares of Series F Preferred Stock to be redeemed;
•the redemption price;
•the place or places where certificates (if any) for the Series F Preferred Stock are to be surrendered for payment of the redemption price;
•that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
•if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
•if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series F Preferred Stock being so called for redemption will not be able to tender such shares of Series F Preferred Stock for conversion in connection with the Change of Control and that each share of Series F Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
If less than all of the Series F Preferred Stock held by any holder is to be redeemed, the notice given to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock, except as to the holder to whom notice was defective or not given.

Holders of shares of Series F Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.
If notice of redemption of any shares of Series F Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series F Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series F Preferred Stock, those shares of Series F Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.
If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day.
If less than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the shares of Series F Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series F Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock (including the Series F Preferred Stock), or violate any other restriction or limitation of our stock set forth in our charter, then, except as otherwise provided in our charter, we will redeem the requisite number of shares of Series F Preferred Stock of that holder such that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock or violate any other restriction or limitation of our stock set forth in our charter. See the heading “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit.
Immediately prior to any redemption of Series F Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series F Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series F Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of Series F Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series F Preferred Stock may be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series F Preferred Stock and all Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series F Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter, including in order to preserve our qualification as a REIT.
Subject to applicable law, we may purchase shares of Series F Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series F Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series F Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series F Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series F Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series F Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series F Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
•the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series F Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series F Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and
•The “Share Cap,” originally, 4.19815, now 1.0495375 as a result of a reverse stock split of our common stock at a ratio of 1-for-4 (the “Reverse Stock Split”), subject to certain adjustments as described below.
Notwithstanding anything in our charter to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series F Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided in this paragraph, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series F Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding paragraph, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap then in effect times the aggregate number of shares of the Series F Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series F Preferred Stock will receive upon conversion of such shares of the Series F Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
We will not issue fractional shares of our common stock upon the conversion of the Series F Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that we have not exercised our right to redeem all shares of Series F Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series F Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of Series F Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
•the events constituting the Change of Control;
•the date of the Change of Control;

•the last date on which the holders of Series F Preferred Stock may exercise their Change of Control Conversion Right;
•the method and period for calculating the Common Stock Price;
•the Change of Control Conversion Date;
•that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series F Preferred Stock, holders of Series F Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series F Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
•if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series F Preferred Stock;
•the name and address of the paying agent, transfer agent and conversion agent for the Series F Preferred Stock;
•the procedures that the holders of Series F Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series F Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and
•the last date on which holders of Series F Preferred Stock may withdraw shares of Series F Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
Under such circumstances, we also will issue a press release containing such notice for publication on the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series F Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of Series F Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series F Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series F Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series F Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
•the relevant Change of Control Conversion Date;
•the number of shares of Series F Preferred Stock to be converted; and

•that the shares of the Series F Preferred Stock are to be converted pursuant to the applicable provisions of the articles supplementary designating the Series F Preferred Stock.
The “Change of Control Conversion Date” is the date the Series F Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series F Preferred Stock.
The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.
Holders of Series F Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
•the number of withdrawn shares of Series F Preferred Stock;
•if certificated shares of Series F Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series F Preferred Stock; and
•the number of shares of Series F Preferred Stock, if any, which remain subject to the holder’s conversion notice.
Notwithstanding the foregoing, if any shares of Series F Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
Shares of Series F Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series F Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series F Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series F Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series F Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption.”
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series F Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series F Preferred Stock, no holder of Series F Preferred Stock will be entitled to convert such shares of the Series F Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder pursuant to the terms of our charter. Please see the section entitled “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit.
The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.
Except as provided above in connection with a Change of Control, the Series F Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of Series F Preferred Stock do not have any voting rights, except as set forth below.
Whenever dividends on any shares of Series F Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our Board will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable) and the holders of Series F Preferred Stock, voting as a single class with holders of the Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series F Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series F Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid. In that case, the right of holders of Series F Preferred Stock to elect any directors will cease and, unless there are other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series F Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series F Preferred Stock (voting together as a single class with the Parity Stock upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series F Preferred Stock and the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series F Preferred Stock when they have the voting rights described in this paragraph and the Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.
On each matter on which holders of Series F Preferred Stock are entitled to vote, each share of Series F Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Parity Stock, have the right to vote with the Series F Preferred Stock as a single class on any matter, the Series F Preferred Stock, the Parity Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series F Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will occur, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series F Preferred Stock and any other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable.
Any director elected by holders of shares of Series F Preferred Stock and any class or series of Parity Stock upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series F Preferred Stock and any class or series of Parity Stock we may issue when they have the voting rights described above (voting as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable).
So long as any shares of Series F Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series F Preferred Stock, and Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any event set forth in clause (ii) above, so long as the Series F Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series F Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series F Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series F Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series F Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock, including the Series G Preferred Stock, Series I Preferred Stock, or Junior Stock will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series F Preferred Stock. Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our charter would materially and adversely affect the rights, preferences or privileges of the Series F Preferred

Stock disproportionately relative to other classes or series of Parity Stock, including the Series G Preferred Stock and Series I Preferred Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series F Preferred Stock (voting as a separate class) shall also be required.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.
Except as expressly stated in our charter or as may be required by applicable law, the Series F Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series F Preferred Stock have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series F Preferred Stock.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series F Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at http://www.annaly.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Transfer and Ownership
To assist us in qualifying as a REIT, our charter prohibits anyone from acquiring or holding, directly or constructively, ownership of 9.8%, in number of shares or value, of each class or series of our outstanding shares. For this purpose the term “ownership” generally means either direct ownership or constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Code, as modified in Section 856(h) of the Code. These provisions may restrict the ability of a holder of Series F Preferred Stock to convert such stock into our common stock as described above under “—Conversion Rights.” Our board of directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances as described under “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit.
For further information regarding restrictions on ownership and transfer of the Series F Preferred Stock, please see the section entitled “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit.
Preemptive Rights
No holders of Series F Preferred Stock, as holders of Series F Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.
Book-Entry Procedures

DTC acts as securities depositary for the Series F Preferred Stock, which were issued in the form of global securities held in book-entry form. We will not issue certificates to holders of the Series F Preferred Stock for the shares of Series F Preferred Stock that are purchased, unless DTC’s services are discontinued as described below.
Title to book-entry interests in the Series F Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series F Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series F Preferred Stock.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
When shares of Series F Preferred Stock are purchased within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series F Preferred Stock on DTC’s records. Holders of the Series F Preferred Stock will be considered to be the “beneficial owner” of the Series F Preferred Stock. Such beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series F Preferred Stock are credited.
Holders of the Series F Preferred Stock will not receive written confirmation from DTC of the purchase. The Direct or Indirect Participants through whom the Series F Preferred Stock were purchased should send such holders written confirmations providing details of the transactions, as well as periodic statements of the holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as a holder of the Series F Preferred Stock, desires to take any action which a holder is entitled to take under our charter (including the articles supplementary designating the Series F Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any redemption notices with respect to the Series F Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series F Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series F Preferred Stock in accordance with its procedures.
In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series F Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series F Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series F Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.
DTC may discontinue providing its services as securities depositary with respect to the Series F Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series F Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series F Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series F Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
Description of the Series G Preferred Stock
The description of certain terms of the Series G Preferred Stock in this exhibit does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, the articles supplementary for Series G Preferred Stock, our bylaws and Maryland law. In this section, (i) our “Junior Stock” means our common stock and any class or series of stock we may issue in the future that by its terms ranks junior to the Series G Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution, or winding up, (ii) our “Parity Stock” means our Series F Preferred Stock, our Series I Preferred Stock, and any other class or series of stock issued by us from time to time that by its terms ranks on parity with the Series F Preferred Stock, Series G Preferred Stock and Series I Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, and (iii) our “Senior Stock” means any class or series of stock we may issue in the future that by its terms ranks senior to the Series G Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term “stock” does not include any convertible or exchangeable debt securities we may issue in the future.
General
Pursuant to our charter, our Board and a committee of the Board classified and designated 17,000,000 shares of the Series G Preferred Stock. Our Board may, without the approval of holders of Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock or our common stock, designate additional classes or series of authorized preferred stock ranking junior to or on parity with the Series G Preferred Stock or designate additional shares of the Series G Preferred Stock and authorize the issuance of such shares.
Listing
The Series G Preferred Stock is listed on the New York Stock Exchange under the symbol “NYL.G”.
Transfer Agent and Registrar
The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series G Preferred Stock is Computershare Inc.
Maturity
The Series G Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series G Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series G Preferred Stock.
Ranking
The Series G Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:
•senior to all classes or series of our common stock and any other Junior Stock we may issue;
•on a parity with our Parity Stock;
•junior to any Senior Stock we may issue; and
•effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.

Dividends
Holders of shares of the Series G Preferred Stock are entitled to receive, when, as and if authorized by our Board and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series G Preferred Stock from and including the date of original issuance to, but not including, March 31, 2023 (the “Fixed Rate Period”) will be 6.50% of the $25.00 per share liquidation preference per annum (equivalent to $1.625 per annum per share). On and after March 31, 2023 (the “Floating Rate Period”), dividends on the Series G Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of 4.172%. Dividends on the Series G Preferred Stock will accumulate daily and be cumulative from, and including, the date of original issue and will be payable quarterly in arrears on the last day of each March, June, September and December (each, as may be modified as provided below, a “dividend payment date”). If any dividend payment date up to and including the scheduled March 31, 2023 dividend payment date is not a business day, as defined in the articles supplementary classifying and designating the Series G Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date, and no interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. If any dividend payment date thereafter is not a business day, then the dividend payment date will be postponed to the next succeeding business day, unless that day falls in the next calendar month, in which case the dividend payment date will be brought forward to the immediately preceding day that is a business day, and, in either case, dividends will accrue to, but excluding, the actual payment day. Dividends payable on the Series G Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series G Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a Dividend Period and a 360-day year. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.
For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us, as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:
•LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or
•if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent (as defined below) has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London Business Day immediately preceding the first day of such distribution period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.
Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.
“Calculation Agent” shall mean a third party independent financial institution of national standing with experience providing such services, which has been selected by us.
“Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.
“Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series G Preferred Stock to, but excluding, March 31, 2018.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
No dividends on shares of Series G Preferred Stock may be authorized by our Board or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
Notwithstanding the foregoing, dividends on the Series G Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series G Preferred Stock which may be in arrears, and holders of Series G Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series G Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future dividends on our common stock and preferred stock, including the Series G Preferred Stock, will be at the discretion of our Board and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our Board deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series G Preferred Stock or what the actual dividends will be for any future period.
Except as noted below, unless full cumulative dividends on the Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or our Parity Stock and no other distribution may be declared or made upon our common stock or other Junior Stock or our Parity Stock. In addition, our common stock and other Junior Stock or Parity Stock we may issue may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to an exchange offer made on the same terms to all holders of Series G Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, including in order to preserve our qualification as a REIT, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series G Preferred Stock and our Parity Stock, all dividends declared upon the Series G Preferred Stock and such Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series G Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series G Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series G Preferred Stock which may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series G Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of common stock or other Junior Stock we may issue; and the holders of Series G Preferred Stock will not be entitled to any further payment.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and any other Parity Stock we may issue, then the holders of Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and such other Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series G Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under Maryland law with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series G Preferred Stock will not be added to our total liabilities.
Redemption
The Series G Preferred Stock is not redeemable by us prior to March 31, 2023, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “Description of Equity Securities—Restrictions on Ownership

and Transfer” in this exhibit) and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined herein).
Optional Redemption. On and after March 31, 2023, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series G Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the shares of Series G Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series G Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.
A “Change of Control” is deemed to occur when, after the original issuance of the Series G Preferred Stock, the following have occurred and are continuing:
•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.
Redemption Procedures. In the event we elect to redeem Series G Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given to each holder of record of Series G Preferred Stock called for redemption at such holder’s address as it appears on our stock records and will state the following:
•the redemption date;
•the number of shares of Series G Preferred Stock to be redeemed;
•the redemption price;
•the place or places where certificates (if any) for the Series G Preferred Stock are to be surrendered for payment of the redemption price;

•that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
•if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
•if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series G Preferred Stock being so called for redemption will not be able to tender such shares of Series G Preferred Stock for conversion in connection with the Change of Control and that each share of Series G Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
If less than all of the Series G Preferred Stock held by any holder is to be redeemed, the notice given to such holder shall also specify the number of shares of Series G Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series G Preferred Stock, except as to the holder to whom notice was defective or not given.
Holders of shares of Series G Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.
If notice of redemption of any shares of Series G Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series G Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series G Preferred Stock, those shares of Series G Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.
If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day.
If less than all of the outstanding shares of Series G Preferred Stock are to be redeemed, the shares of Series G Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series G Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock (including the Series G Preferred Stock), or violate any other restriction or limitation of our stock set forth in our charter, then, except as otherwise provided in our charter, we will redeem the requisite number of shares of Series G Preferred Stock of that holder such that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock or violate any other restriction or limitation of our stock set forth in our charter. See the heading “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit.

Immediately prior to any redemption of Series G Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series G Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series G Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series G Preferred Stock may be redeemed unless all outstanding shares of Series G Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series G Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series G Preferred Stock and all Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series G Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter, including in order to preserve our qualification as a REIT.
Subject to applicable law, we may purchase shares of Series G Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series G Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series G Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series G Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series G Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series G Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series G Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
•the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series G Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series G Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and
•The “Share Cap,” originally, 4.32152, now 1.08038 as a result of the Reverse Stock Split, subject to certain adjustments as described below.

Notwithstanding anything in our charter to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series G Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided in this paragraph, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series G Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding paragraph, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap then in effect times the aggregate number of shares of the Series G Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series G Preferred Stock will receive upon conversion of such shares of the Series G Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
We will not issue fractional shares of our common stock upon the conversion of the Series G Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that we have not exercised our right to redeem all shares of Series G Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series G Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of Series G Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series G Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
•the events constituting the Change of Control;
•the date of the Change of Control;
•the last date on which the holders of Series G Preferred Stock may exercise their Change of Control Conversion Right;
•the method and period for calculating the Common Stock Price;
•the Change of Control Conversion Date;
•that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series G Preferred Stock, holders of Series G Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series G Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
•if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series G Preferred Stock;
•the name and address of the paying agent, transfer agent and conversion agent for the Series G Preferred Stock;
•the procedures that the holders of Series G Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series G Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and
•the last date on which holders of Series G Preferred Stock may withdraw shares of Series G Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
Under such circumstances, we also will issue a press release containing such notice for publication on the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series G Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of Series G Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series G Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series G Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series G Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
•the relevant Change of Control Conversion Date;
•the number of shares of Series G Preferred Stock to be converted; and
•that the shares of the Series G Preferred Stock are to be converted pursuant to the applicable provisions of the articles supplementary designating the Series G Preferred Stock.
The “Change of Control Conversion Date” is the date the Series G Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series G Preferred Stock.
The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.
Holders of Series G Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
•the number of withdrawn shares of Series G Preferred Stock;
•if certificated shares of Series G Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series G Preferred Stock; and
•the number of shares of Series G Preferred Stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares of Series G Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
Shares of Series G Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series G Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series G Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series G Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series G Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption.”
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series G Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series G Preferred Stock, no holder of Series G Preferred Stock will be entitled to convert such shares of the Series G Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder pursuant to the terms of our charter. Please see the section entitled “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit.
The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.
Except as provided above in connection with a Change of Control, the Series G Preferred Stock is not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of Series G Preferred Stock do not have any voting rights, except as set forth below.
Whenever dividends on any shares of Series G Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our Board will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable) and the holders of Series G Preferred Stock, voting as a single class with holders of the Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series G Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series G Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid. In that case, the right of holders of Series G Preferred Stock to elect any directors will cease and, unless there are other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series G Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series G Preferred Stock (voting together as a single class with the Parity Stock upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series G Preferred Stock and the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series G Preferred Stock when they have the voting rights described in this paragraph and the Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.
On each matter on which holders of Series G Preferred Stock are entitled to vote, each share of Series G Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Parity Stock, have the right to vote with the Series G Preferred Stock as a single class on any matter, the Series G Preferred Stock, the Parity Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series G Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will occur, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series G Preferred Stock and any other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable.
Any director elected by holders of shares of Series G Preferred Stock and any class or series of Parity Stock upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series G Preferred Stock and any class or series of Parity Stock we may issue when they have the voting rights described above (voting as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable).
So long as any shares of Series G Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series G Preferred Stock, and Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series G Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series G Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series G Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series G Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series G Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series G Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock, including the Series F Preferred Stock and Series I Preferred Stock, or Junior Stock will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series G Preferred Stock. Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our charter would materially and adversely affect the rights, preferences or privileges of the Series G Preferred Stock disproportionately relative to other classes or series of Parity Stock, including the Series F Preferred Stock and Series I Preferred Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock (voting as a separate class) shall also be required.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series G Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.
Except as expressly stated in our charter or as may be required by applicable law, the Series G Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series G Preferred Stock have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series G Preferred Stock.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series G Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at http://www.annaly.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Transfer and Ownership
To assist us in qualifying as a REIT, our charter prohibits anyone from acquiring or holding, directly or constructively, ownership of 9.8%, in number of shares or value, of each class or series of our outstanding shares. For this purpose the term “ownership” generally means either direct ownership or constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Code, as modified in Section 856(h) of the Code. These provisions may restrict the ability of a holder of Series G Preferred Stock to convert such stock into our common stock as described above under “—Conversion Rights.” Our board of directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances as described under “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit.
For further information regarding restrictions on ownership and transfer of the Series G Preferred Stock, please see the section entitled “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit.
Preemptive Rights
No holders of Series G Preferred Stock, as holders of Series G Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.
Book-Entry Procedures
DTC acts as securities depositary for the Series G Preferred Stock, which were issued in the form of global securities held in book-entry form. We will not issue certificates to holders of the Series G Preferred Stock for the shares of Series G Preferred Stock that are purchased, unless DTC’s services are discontinued as described below.
Title to book-entry interests in the Series G Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series G Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series G Preferred Stock.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
When shares of Series G Preferred Stock are purchased within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series G Preferred Stock on DTC’s records. Holders of the Series G Preferred Stock will be considered to be the “beneficial owner” of the Series G Preferred Stock. Such beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series G Preferred Stock are credited.
Holders of the Series G Preferred Stock will not receive written confirmation from DTC of the purchase. The Direct or Indirect Participants through whom the Series G Preferred Stock were purchased should send such holders written confirmations providing details of the transactions, as well as periodic statements of the holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as a holder of the Series G Preferred Stock, desires to take any action which a holder is entitled to take under our charter (including the articles supplementary designating the Series G Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any redemption notices with respect to the Series G Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series G Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series G Preferred Stock in accordance with its procedures.
In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series G Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series G Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series G Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.
DTC may discontinue providing its services as securities depositary with respect to the Series G Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series G Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series G Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series G Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
Description of the Series I Preferred Stock
The description of certain terms of the Series I Preferred Stock in this exhibit does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, the articles supplementary for Series I Preferred Stock, our bylaws and Maryland law. In this section, (i) our “Junior Stock” means our common stock and any class or series of stock we may issue in the future that by its terms ranks junior to the Series I Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution, or winding up, (ii) our “Parity Stock” means our Series F Preferred Stock, our Series G Preferred Stock, and any other class or series of stock issued by us from time to time that by its terms ranks on parity with the Series F Preferred Stock, Series G Preferred Stock and Series I Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, and (iii) our “Senior Stock” means any class or series of stock we may issue in the future that by its terms ranks senior to the Series I Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term “stock” does not include any convertible or exchangeable debt securities we may issue in the future.
General
Pursuant to our charter, our Board and a committee of the Board classified and designated 17,700,000 shares of the Series I Preferred Stock. Our Board may, without the approval of holders of Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock or our common stock, designate additional classes or series of authorized preferred stock ranking junior to or on parity with the Series I Preferred Stock or designate additional shares of the Series I Preferred Stock and authorize the issuance of such shares.
Listing
The Series I Preferred Stock is listed on the New York Stock Exchange under the symbol “NYL.I”.
Transfer Agent and Registrar
The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series I Preferred Stock is Computershare Inc.
Maturity
The Series I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series I Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series I Preferred Stock.

Ranking
The Series I Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:
•senior to all classes or series of our common stock and any other Junior Stock we may issue;
•on a parity with our Parity Stock;
•junior to any Senior Stock we may issue; and
•effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.
Dividends
Holders of shares of the Series I Preferred Stock are entitled to receive, when, as and if authorized by our Board and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series I Preferred Stock from and including the date of original issuance to, but not including, June 30, 2024 (the “Fixed Rate Period”) will be 6.750% of the $25.00 per share liquidation preference per annum (equivalent to $1.6875 per annum per share). On and after June 30, 2024 (the “Floating Rate Period”), dividends on the Series I Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of 4.989%. Dividends on the Series I Preferred Stock will accumulate daily and be cumulative from, and including, the date of original issue and will be payable quarterly in arrears on the last day of each March, June, September and December (each, as may be modified as provided below, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles supplementary classifying and designating the Series I Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date, and no interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. Dividends payable on the Series I Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series I Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a Dividend Period and a 360-day year. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.
For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us, as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:
•LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or

•if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent (as defined below) has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London Business Day immediately preceding the first day of such distribution period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.
Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date, the interest rate spread and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.

“Calculation Agent” shall mean a third party independent financial institution of national standing with experience providing such services, which has been selected by us.
“Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.
“Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series I Preferred Stock to, but excluding, September 30, 2019.
“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
No dividends on shares of Series I Preferred Stock may be authorized by our Board or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.
Notwithstanding the foregoing, dividends on the Series I Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series I Preferred Stock which may be in arrears, and holders of Series I Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series I Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future dividends on our common stock and preferred stock, including the Series I Preferred Stock, will be at the discretion of our Board and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our Board deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series I Preferred Stock or what the actual dividends will be for any future period.
Except as noted below, unless full cumulative dividends on the Series I Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or our Parity Stock and no other distribution may be declared or made upon our common stock or other Junior Stock or our Parity Stock. In addition, our common stock and other Junior Stock or Parity Stock we may issue may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to an exchange offer made on the same terms to all holders of Series I Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, including in order to preserve our qualification as a REIT, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series I Preferred Stock and our Parity Stock, all dividends declared upon the Series I Preferred Stock and such Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series I Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series I Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series I Preferred Stock which may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series I Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of common stock or other Junior Stock we may issue; and the holders of Series I Preferred Stock will not be entitled to any further payment.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and any other Parity Stock we may issue, then the holders of Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and such other Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series I Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series I Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under Maryland law with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series I Preferred Stock will not be added to our total liabilities.
Redemption
The Series I Preferred Stock is not redeemable by us prior to June 30, 2024, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit) and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined herein).
Optional Redemption. On and after June 30, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series I Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series I Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the shares of Series I Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series I Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.
A “Change of Control” is deemed to occur when, after the original issuance of the Series I Preferred Stock, the following have occurred and are continuing:
•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.
Redemption Procedures. In the event we elect to redeem Series I Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given to each holder of record of Series I Preferred Stock called for redemption at such holder’s address as it appears on our stock records and will state the following:
•the redemption date;
•the number of shares of Series I Preferred Stock to be redeemed;
•the redemption price;
•the place or places where certificates (if any) for the Series I Preferred Stock are to be surrendered for payment of the redemption price;
•that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
•if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and
•if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series I Preferred Stock being so called for redemption will not be able to tender such shares of Series I Preferred Stock for conversion in connection with the Change of Control and that each share of Series I Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
If less than all of the Series I Preferred Stock held by any holder is to be redeemed, the notice given to such holder shall also specify the number of shares of Series I Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series I Preferred Stock, except as to the holder to whom notice was defective or not given.
Holders of shares of Series I Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.
If notice of redemption of any shares of Series I Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series I Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series I Preferred Stock, those shares of Series I Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.
If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day.
If less than all of the outstanding shares of Series I Preferred Stock are to be redeemed, the shares of Series I Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series I Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock (including the Series I Preferred Stock), or violate any other restriction or limitation of our stock set forth in our charter, then, except as otherwise provided in our charter, we will redeem the requisite number of shares of Series I Preferred Stock of that holder such that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock or violate any other restriction or limitation of our stock set forth in our charter. See the heading “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit.
Immediately prior to any redemption of Series I Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series I Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series I Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of Series I Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series I Preferred Stock may be redeemed unless all outstanding shares of Series I Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series I Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series I Preferred Stock and all Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series I Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter, including in order to preserve our qualification as a REIT.
Subject to applicable law, we may purchase shares of Series I Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series I Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.
Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series I Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series I Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series I Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series I Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series I Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:

•the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series I Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series I Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and
•The “Share Cap,” originally, 5.42888, now 1.35722 as a result of the Reverse Stock Split, subject to certain adjustments as described below.
Notwithstanding anything in our charter to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series I Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided in this paragraph, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series I Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding paragraph, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap then in effect times the aggregate number of shares of the Series I Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series I Preferred Stock will receive upon conversion of such shares of the Series I Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
We will not issue fractional shares of our common stock upon the conversion of the Series I Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that we have not exercised our right to redeem all shares of Series I Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series I Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of Series I Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series I Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:
•the events constituting the Change of Control;
•the date of the Change of Control;
•the last date on which the holders of Series I Preferred Stock may exercise their Change of Control Conversion Right;
•the method and period for calculating the Common Stock Price;
•the Change of Control Conversion Date;
•that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series I Preferred Stock, holders of Series I Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series I Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;
•if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series I Preferred Stock;
•the name and address of the paying agent, transfer agent and conversion agent for the Series I Preferred Stock;
•the procedures that the holders of Series I Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series I Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and
•the last date on which holders of Series I Preferred Stock may withdraw shares of Series I Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
Under such circumstances, we also will issue a press release containing such notice for publication on the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series I Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of Series I Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series I Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series I Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series I Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:
•the relevant Change of Control Conversion Date;
•the number of shares of Series I Preferred Stock to be converted; and
•that the shares of the Series I Preferred Stock are to be converted pursuant to the applicable provisions of the articles supplementary designating the Series I Preferred Stock.
The “Change of Control Conversion Date” is the date the Series I Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series I Preferred Stock.
The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.
Holders of Series I Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
•the number of withdrawn shares of Series I Preferred Stock;
•if certificated shares of Series I Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series I Preferred Stock; and
•the number of shares of Series I Preferred Stock, if any, which remain subject to the holder’s conversion notice.
Notwithstanding the foregoing, if any shares of Series I Preferred Stock are held in book-entry form through DTC or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
Shares of Series I Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series I Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series I Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series I Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series I Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption.”
We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series I Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series I Preferred Stock, no holder of Series I Preferred Stock will be entitled to convert such shares of the Series I Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder pursuant to the terms of our charter. Please see the section entitled “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit.
The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.
Except as provided above in connection with a Change of Control, the Series I Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights
Holders of Series I Preferred Stock do not have any voting rights, except as set forth below.
Whenever dividends on any shares of Series I Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our Board will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable) and the holders of Series I Preferred Stock, voting as a single class with holders of the Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series I Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series I Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid. In that case, the right of holders of Series I Preferred Stock to elect any directors will cease and, unless there are other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series I Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series I Preferred Stock (voting together as a single class with the Parity Stock upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series I Preferred Stock and the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series I Preferred Stock when they have the voting rights described in this paragraph and the Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.
On each matter on which holders of Series I Preferred Stock are entitled to vote, each share of Series I Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Parity Stock, have the right to vote with the Series I Preferred Stock as a single class on any matter, the Series I Preferred Stock, the Parity Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series I Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will occur, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series I Preferred Stock and any other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable.
Any director elected by holders of shares of Series I Preferred Stock and any class or series of Parity Stock upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of

Series I Preferred Stock and any class or series of Parity Stock we may issue when they have the voting rights described above (voting as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable).
So long as any shares of Series I Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series I Preferred Stock, and Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series I Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any event set forth in clause (ii) above, so long as the Series I Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series I Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series I Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series I Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series I Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock, including the Series F Preferred Stock and Series G Preferred Stock, or Junior Stock will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series I Preferred Stock. Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our charter would materially and adversely affect the rights, preferences or privileges of the Series I Preferred Stock disproportionately relative to other classes or series of Parity Stock, including the Series F Preferred Stock and Series G Preferred Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series I Preferred Stock (voting as a separate class) shall also be required.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series I Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.
Except as expressly stated in our charter or as may be required by applicable law, the Series I Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series I Preferred Stock have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series I Preferred Stock.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series I Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at http://www.annaly.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.
Restrictions on Transfer and Ownership
To assist us in qualifying as a REIT, our charter prohibits any person from acquiring or holding, directly or constructively, ownership of 9.8%, in number of shares or value, of each class or series of our outstanding shares. For this purpose the term “ownership” generally means either direct ownership or constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Code, as modified in Section 856(h) of the Code. These provisions may restrict the ability of a holder of Series H Preferred Stock to convert such stock into our common stock as described above under “—Conversion Rights.” Our board of directors may, in its sole discretion, exempt a person from the 9.8% ownership limit under certain circumstances as described under “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit.
For further information regarding restrictions on ownership and transfer of the Series I Preferred Stock, please see the section entitled “Description of Equity Securities—Restrictions on Ownership and Transfer” in this exhibit.
Preemptive Rights
No holders of Series I Preferred Stock, as holders of Series I Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.
Book-Entry Procedures
DTC acts as securities depositary for the Series I Preferred Stock, which were issued in the form of global securities held in book-entry form. We will not issue certificates to holders of the Series I Preferred Stock for the shares of Series I Preferred Stock that are purchased, unless DTC’s services are discontinued as described below.
Title to book-entry interests in the Series I Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series I Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series I Preferred Stock.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When shares of Series I Preferred Stock are purchased within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series I Preferred Stock on DTC’s records. Holders of the Series I Preferred Stock will be considered to be the “beneficial owner” of the Series I Preferred Stock. Such beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series I Preferred Stock are credited.
Holders of the Series I Preferred Stock will not receive written confirmation from DTC of the purchase. The Direct or Indirect Participants through whom the Series I Preferred Stock were purchased should send such holders written confirmations providing details of the transactions, as well as periodic statements of the holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as a holder of the Series I Preferred Stock, desires to take any action which a holder is entitled to take under our charter (including the articles supplementary designating the Series I Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any redemption notices with respect to the Series I Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series I Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series I Preferred Stock in accordance with its procedures.
In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series I Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series I Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series I Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series I Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series I Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series I Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series I Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.